Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158555 on Form S-3 of our reports dated October 13, 2009, with respect to the consolidated financial statements of PURE Bioscience, and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of PURE Bioscience for the year ended July 31, 2009.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
October 13, 2009